EXHIBIT 3.1

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                                 TEXOIL, INC.


                                   ARTICLE I

      The name of the Corporation is Texoil, Inc (the "Corporation").

                                  ARTICLE II

      The name and street address of the resident agent of the Corporation in the State of Nevada is Corporation Trust Co. of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89520. Branch offices may hereafter be established at such other place or places, either within or without the State of Nevada as may be determined from time to time by the Board of Directors.

                                  ARTICLE III

      The Corporation may engage in any lawful activity.

                                  ARTICLE IV

      The total number of shares that the Corporation shall have authority to issue is 45,000,000 shares, of which 25,000,000 shall be common shares ("Common Stock") with a par value of $.01 per share, 10,000,000 shall be Class B Common Stock ("Class B Common Stock") with a par value of $.01 per share and 10,000,000 shall be preferred shares ("Preferred Stock") with a par value of $.01 per share.

      The designation, relative rights, preferences and liabilities of each class of stock, itemized by class, shall be as follows:

            (a) PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations, powers, preferences, rights, limitations and restrictions as are stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation (the "Board of Directors" or the "Board"). Authority is hereby expressly granted to the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more series. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

                        (i) The number of shares constituting that series and
                  the distinctive designation of that series;

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                        (ii) The dividend rate on the shares of that series,
                  whether dividends shall be cumulative, and, if so, from which date or dates;

                        (iii) Whether that series shall have voting rights in
                  addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                        (iv) Whether that series shall have conversion
                  privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                        (v) Whether or not shares of that series shall be
                  redeemable and whether or not the Corporation or the holder (or both) may exercise the redemption right, including the date or dates upon which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions; and

                        (vi) The rights of the shares of that series in the
                  event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and any other relative rights, preferences and limitations of that class or series as may be permitted or required by law.

            (b) COMMON STOCK. Except as provided in subsections (i) through
      (iii) of this subsection (b) below, the Common Stock and the Class B Common Stock shall be identical in every respect, including, but not limited to, voting rights, dividends, distributions, designations, preferences, qualifications, limitations, restrictions and special or relative rights (if any).

                        (i) Issuance of Class B Common Stock. Class B Common
                  Stock may only be issued upon the automatic conversion of the Series A Convertible Preferred Stock of the Corporation (the "Series A Preferred") pursuant to Section 4(b) of the Certificate of Designation Establishing Series A Convertible Preferred Stock of Texoil, Inc. (the "Certificate") filed with the Secretary of State of Nevada contemporaneously with the filing of these Amended and Restated Articles of Incorporation, as such Certificate may hereafter be amended in accordance with its terms.

                        (ii)  VOTING RIGHTS

                              (1) The voting rights of the Common Stock and the
                        Class B Common Stock are identical except that the holders of the Common Stock are entitled to elect the Class A Directors of the Corporation, and the holders of the Class B Common Stock, if any is outstanding, are entitled to elect the Class B Directors of the Corporation, except as provided in Article V(b).

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                              (2) The Common Stock and the Class B Common Stock
                        vote together as a single class on all matters on which shareholders are entitled to vote, except for the election of directors as provided herein and in the Certificate, and Class B Common Stock may never otherwise vote separately as a class.

                              (3) Each share of Common Stock and Class B Common
                        Stock shall be entitled to one vote on all matters submitted to a vote of shareholders.

                        (iii) CONVERSION OF CLASS B COMMON STOCK.

                              (1) RIGHT TO CONVERT. Each share of Class B Common
                        Stock shall initially be convertible, at the option of the holder thereof, at any time on or after the date of issuance thereof, into fully paid and nonassessable shares of Common Stock at the rate of one share of Common Stock for each share of Class B Common Stock surrendered for conversion. The number of shares of Common Stock into which each share of Class B Common Stock is convertible, as such number may be adjusted from time to time pursuant to Article IV(b)(iii)(3), is referred to as the "Conversion Ratio."

                              (2) MECHANICS OF CONVERSION. Before any holder of
                        Class B Common Stock shall be entitled to convert shares of Class B Common Stock into shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. The Corporation shall as soon as practicable after such delivery issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the holder or holders of such shares of Common Stock on such date.

                              (3)   ADJUSTMENTS TO CONVERSION PRICE.

                                    (A)   SUBDIVISIONS, COMBINATIONS OR
                              CONSOLIDATION OF COMMON STOCK. In the event the outstanding shares of

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                              Common Stock shall be subdivided, combined or
                              consolidated, by stock split, stock dividend, combination or like event, into a greater or lesser number of shares of Common Stock, the Conversion Ratio in effect immediately prior to such subdivision, combination or consolidation shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted.

                                    (B) RECLASSIFICATIONS. In the case, at any
                              time after the date hereof, of any capital reorganization or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock) the shares of Class B Common Stock shall, after such reorganization, reclassification, consolidation or merger, be convertible into the kind and number of shares of stock or other securities or property of the surviving corporation or otherwise to which a holder of Class B Common Stock would have been entitled if immediately prior to such reorganization, reclassification, consolidation or merger such holder had converted his shares of Class B Common Stock into Common Stock. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article IV(b)(iii) after such reorganization, reclassification, consolidation or merger so that the provisions of this Article IV(b)(iii) (including adjustments to the Conversion Ratio) shall be applicable after such event and shall be as nearly equivalent as practicable. The provisions of this Article IV(b)(iii)(3)(B) shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

                              (4) CERTIFICATE AS TO ADJUSTMENTS. Upon the
                        occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to Article IV(b)(iii)(3), the Corporation at its expense shall promptly thereafter compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Class B Common Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any such holder, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustments and readjustments, if any,
                        (B) the Conversion Ratio of

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                        the Class B Common Stock at the time in effect, and (C)
                        the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Class B Common Stock.

                              (5) STATUS OF CONVERTED STOCK. Any shares of Class
                        B Common Stock converted pursuant to this Article IV(b)(iii) shall be retired and canceled, and shall no longer be available for issuance.

                              (6) MISCELLANEOUS. All calculations under this
                        Article IV(b)(iii) shall be made to the nearest one hundredth (1/100) of a share.

                              (7) NO IMPAIRMENT. The Corporation will not
                        through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
                        Article IV(b)(iii) and in the taking of all action as may be necessary or appropriate in order to protect the conversion rights of the holders of Class B Common Stock against impairment.

                              (8) RESERVATION OF STOCK ISSUABLE UPON CONVERSION.
                        The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                        (iv) DIVIDENDS. To the extent permitted by law and
                  subject to the rights of any series of Preferred Stock, the holders of the Common Stock and Class B Common Stock shall be entitled to share pro rata according to the number of shares held in such dividends as may be declared by the Board of Directors from time to time.

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                        (v) LIQUIDATION. In the event of the liquidation,
                  dissolution or winding up, whether voluntary or involuntary of the Corporation, the remaining assets and funds of the Corporation, after payment to creditors and to those holders of securities with preference over the Common Stock and the Class B Common Stock, shall be divided among the holders of Common Stock and Class B Common Stock pro rata according to the number of shares held.

            (c) INCORPORATION BY REFERENCE. For all purposes of these Amended and Restated Articles of Incorporation, the Certificate of Designation establishing the Series A Convertible Preferred Stock of Texoil, Inc., attached hereto as EXHIBIT A, including all attachments thereto, is hereby incorporated by reference.

            (d) APPLICATION OF NEVADA STATUTES. The provisions of Nevada Revised Statutes 78.378 through 78.3793 do not apply to the acquisition of the Series A Preferred pursuant to the Purchase Agreement (as defined in the Certificate) or to the acquisition of Conversion Shares (as defined in the Certificate) by the holders of Series A Preferred.

                                   ARTICLE V

      Members of the governing board shall be known as "Directors." The maximum number of members of the Board of Directors shall be nine (9), with the exact number of Directors to be determined from time to time as provided in this
Article V. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board shall take action by the affirmative vote of a majority of the directors present at a meeting, except as otherwise provided by law or these Articles (as they may be modified by a certificate of designation with respect to the issuance by the Board of a series of preferred stock), provided that a quorum is present. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the Corporation as it deems appropriate, consistent with law, these Articles or the Bylaws of the Corporation, as amended.

      Directors need not be shareholders of the Corporation. The Board of Directors shall be classified, into two (2) classes (Class A and Class B) as provided under Paragraphs (a) and (b) below, with the members of each class to hold office until their successors are elected and qualified.

            (a) CLASS A DIRECTORS. Not less than one (1) or more than six (6) of the directors shall be designated Class A directors. Within that range, the exact number of Class A Directors shall be determined from time to time by a majority of the Class A Directors then in office, though less than a quorum, or by the holders of Common Stock at the annual meeting of shareholders; provided that no Class A Director's term shall be shortened by a reduction in the number of Class A Directors. Class A directorships will initially be held by the six members of the Board of Directors who hold office on the date these Articles are filed with the Secretary of the State of Nevada, and such members will continue to serve pursuant to the terms hereof. Class A directors shall hold office for three (3) years and be divided into three (3) equal groups, Group One to initially hold office one year and to be elected in the

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      first annual meeting after the date these Articles become effective, and every three years thereafter, Group Two to hold office for two (2) years and to be elected in the second annual meeting after the date these Articles become effective, and and every three years thereafter and Group Three to hold office for three (3) years and to be elected in the third annual meeting after the date these Articles become effective, and every three years thereafter.

            Until a Trigger Event (as defined in the Certificate) occurs or six
      (6) years elapse from the date these Articles are filed with the Secretary of State of Nevada, whichever occurs first, the Class A Directors shall have a total of six (6) votes, to be divided equally among the Class A Directors then holding office. After a Trigger Event has occurred or six years have elapsed, the Class A Directors shall, without further action by the Corporation or its Board of Directors, have a total of three (3) votes, to be divided equally among the Class A Directors then holding office. In each of the next annual meetings of the shareholders after the Trigger Event, only one (1) Class A Director of each Group shall be elected with the result that the actual number of Class A Directors shall be reduced by Group to a total of three (3), without requiring the involuntary resignation or removal of any Class A Director.

            (b) CLASS B DIRECTORS. Not less than one (1) or more than three (3) of the Directors shall be designated Class B Directors of the Corporation who shall be elected by the holders of Series A Preferred of the Corporation as long as there are any shares of Series A Preferred outstanding, and by the holders of the Class B Common Stock of the Corporation if there are no outstanding shares of Series A Preferred. Within that range, the exact number of Class B Directors shall be determined from time to time by a majority of the Class B Directors then in office, though less than an quorum, or by the holders of a majority of the outstanding shares of Series A Preferred or Class B Common Stock; provided that no Class B Director's term shall be shortened by a reduction in the number of Class B Directors. Class B directorships will initially be filled by nominees elected by the holders of the Series A Preferred, and the initial Class B Directors will serve until the next annual meeting following their election. Thereafter, subject to the provisions of the Certificate, Class B directors shall be elected every year at the annual meeting of shareholders by the holders of Series A Preferred Stock or holders of Class B Common Stock as provided above. Nominees for Class B directorships shall be made by the holders of the Series A Preferred Stock or Class B Common Stock, as applicable, and shall be designated and elected as Class B Directors. At such time, after the Original Issue Date (as defined in the Certificate), as less than the Threshold Amount of Series A Preferred and less than the Threshold Amount of Class B Common Stock are outstanding, the right to elect Class B Directors shall cease and the Board shall consist solely of Class A Directors. With respect to the Series A Preferred, "Threshold Amount" has the meaning specified in the Certificate. With respect to the Class B Common Stock, "Threshold Amount" means ten percent (10%) of the number of shares of Class B Common Stock outstanding immediately after the automatic conversion of the Series A Preferred pursuant to Section 4(b) of the Certificate.

            Until a Trigger Event occurs or six (6) years elapse from the date these Articles are filed with the Secretary of State of Nevada, whichever occurs first, the Class B Directors shall have a total of three (3) votes, to be divided equally among the Class B Directors then

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      holding office. After a Trigger Event has occurred or six (6) years have elapsed, the Class B Directors shall, without further action by the Corporation or its Board of Directors, have a total of six (6) votes, to be divided equally among the Class B Directors then holding office. As the actual numbers of Class A Directors are reduced pursuant to Article V(a), the holders of Series A Preferred Stock or Class B Common Stock, as applicable, may correspondingly increase the actual number of Class B Directors up to a total number of six (6).

            (c) VACANCIES. Any vacancies on the Board of Directors resulting from the death, resignation, disqualification or removal of any Class A Director, and any vacancies resulting from an increase in the number of Class A Directors, may be filled by the Class A Directors, whether or not there is a quorum of Directors. Class A Directors may only be removed for cause by the affirmative vote of the holders of not less than two-thirds of the voting power of the Common Stock. Any vacancies on the Board of Directors resulting from the death, resignation, disqualification or removal of any Class B Director, and any vacancies resulting from an increase in the number of Class B Directors, may be filled by a majority of the remaining Class B Directors, though less than a quorum, or by the holders of a majority of the outstanding shares of Series A Preferred or Class B Common Stock. Class B Directors may be removed from the Board at any time, with or without cause, by the vote or consent of the holders of not less than two-thirds of the voting power of the outstanding shares of Series A Preferred or Class B Common Stock. The Board of Directors may not create and fill new directorships or otherwise fill any vacancies, except in accordance with the terms hereof.

                                  ARTICLE VI

      The Corporation shall become effective January 1, 1982, and shall have perpetual existence.

                                  ARTICLE VII

      A resolution, in writing, signed by all of the members of the Board of Directors of the Corporation, shall be and constitute action by the Board of Directors to the effect therein expressed with the same force and effect as though such resolution has been passed at a duly convened meeting, and it shall be the duty of the Secretary to record every such resolution in the minute book of the Corporation under its proper date.

                                 ARTICLE VIII

      Subject to any Bylaws adopted by the Shareholders of the Corporation, the Directors shall have the power to make, alter or repeal from time to time the Bylaws of the Corporation in any manner not inconsistent with the law, these Articles or the Certificate. Bylaws so made by the Directors under the powers so conferred may be altered, amended, or repealed by the Directors or the shareholders in any manner not inconsistent with the law, these Articles or the Certificate at any meeting called and held for that purpose.

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                                  ARTICLE IX

      No director or officer of the Corporation shall be liable to the Corporation or its shareholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts of omission which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of Nevada Revised Statutes Section 78.300.

                                   ARTICLE X

            (a) INDEMNIFICATION. The Corporation shall indemnify any Director of the Corporation who was or is a party (whether plaintiff, defendant or third party) or witness, or is threatened to be made a party or witness to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that the Director is or was a director, officer, shareholder, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (whether or not for profit), or by reason of anything done or not done by the Director in any such capacity or capacities, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Director in connection with the action, suit or proceeding if the Director acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was illegal. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to an criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

            The Corporation shall indemnify any Director of the Corporation who was or is a party (whether plaintiff, defendant or third party) or witness, or is threatened to be made a party or witness to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the Director is or was a director, officer, shareholder, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (whether or not for profit), or by reason of anything done or not done by the Director in any such capacity or capacities, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the Director in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the

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      Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines, upon application, that in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

            The expenses of Directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director to repay the amount if it is ultimately determined by a court of competent jurisdiction that the Director is not entitled to be indemnified by the Corporation. The provisions of this paragraph do not affect any rights to advancement of expenses to which corporate personnel other than Directors may be entitled under any contract or otherwise by law.

            The indemnification and advancement of expenses authorized by this
      Article:

                        (i) Does not exclude any other rights to which a
                  Director seeking indemnification or advancement of expenses may be entitled under any other Article or any Bylaw, agreement, vote of shareholders or disinterested directors, insurance policy or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court or for the advancement of expenses made pursuant to this Article, may not be made to or on behalf of any Director if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violations of the law and was material to the cause of action.

                        (ii) Continues for a person who has ceased to be a
                  director or officer and inures to the benefit of the estate, spouse, heirs, executors, administrators and personal representatives of such a person.

            Any change or amendment in these Articles that would adversely affect the rights granted to the indemnified person shall be prospective only and shall not be operative to adversely affect any rights of any person entitled to indemnification hereunder.

            (b) INSURANCE. The Corporation shall use its best efforts to purchase and maintain insurance or make other financial arrangements on behalf of any Director who is or was a director, officer, shareholder, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise (whether or not for profit), or by reason of anything done or not done by the Director in any such capacity or capacities, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, shareholder, employee or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify him against such liability and expenses.

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            (c) OTHER FINANCIAL ARRANGEMENTS. The other financial arrangements which may be made by the Corporation pursuant to part (b) above may include, but are not limited to, the following:

                        (i)   The creation of a trust fund;

                        (ii)  The establishment of a program of
                  self-insurance;

                        (iii) The securing of its obligations of indemnification
                  by granting a security interest or other lien on any assets of the Corporation; or

                        (iv) The establishment of a letter of credit, guaranty
                  or surety.

            No financial arrangement made pursuant to this part (c) may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.


            Any insurance or other financial arrangement made on behalf of a person pursuant to this Article may be provided by the Corporation or any other person approved by the Board of Directors, even if all of the other person's stock or other securities is owned by the Corporation.

            (d) GENERAL. In the absence of intentional misconduct, fraud or a knowing violation of law:

                        (i) The decision of the Board of Directors as to the
                  propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to parts (b) and (c) above and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

                        (ii) The insurance or other financial arrangement:

                              (1)   Is not void or voidable; and

                              (2) Does not subject any director approving it to
                        personal liability for his or her action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.


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                                   ARTICLE XI

      This Corporation elects not to be governed by Nevada Revised Statutes
78.411 to 78.444, inclusive concerning combinations with interested stockholders.

      EXECUTED by the undersigned, effective as of this 8th day of November, 1999.




                                          /s/ FRANK A. LODZINSKI
                                          Frank A. Lodzinski, President




                                          /s/ JERRY M. CREWS
                                          Jerry M. Crews, Secretary

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